As filed with the Securities and Exchange Commission on February 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8756903
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

245 First Street, Suite 1100, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

2014 Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the plans)

Nicole R. Hadas

General Counsel and Secretary

245 First Street, Suite 1100

Cambridge, MA 02142

(Name and address of agent for service)

(617) 871-2098

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

617-951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
2014 Incentive Plan—Common Stock, $0.00001 par value per share	1,643,710	$7.295	$11,990,864	$1,208.00
2014 Employee Stock Purchase Plan—Common Stock, $0.00001 par value per share	87,431	$7.295	$637,809	$65.00
TOTALS	1,731,141	$7.295	$12,628,673	$1,272.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.
(2)	Pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Common Stock reported on the NASDAQ Global Market as of a date (February 8, 2016) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with General Instruction E to Form S-8 and registers 1,731,141 additional shares of common stock, the same class as other securities for which the registration statement filed on Form S-8 (SEC File No. 333-196748) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-196748) is hereby incorporated by reference pursuant to General Instruction E.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 10th day of February, 2016.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John P. Butler and Jason A. Amello and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Akebia Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

*  *  *  *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John P. Butler John P. Butler	President, Chief Executive Officer (Principal Executive Officer) and Director	February 10, 2016

/s/ Jason A. Amello Jason A. Amello	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 10, 2016

/s/ Muneer A. Satter Muneer A. Satter	Chairman and Director	February 10, 2016

/s/ Anupam Dalal Anupam Dalal	Director	February 10, 2016

/s/ Duane Nash Duane Nash	Director	February 10, 2016

/s/ Michael S. Wyzga Michael S. Wyzga	Director	February 10, 2016

/s/ Maxine Gowen Maxine Gowen	Director	February 10, 2016

/s/ Michael D. Clayman Michael D. Clayman	Director	February 10, 2016

/s/ Ronald C. Renaud, Jr. Ronald C. Renaud, Jr.	Director	February 10, 2016

EXHIBIT INDEX

Exhibit

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page).